UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2011

(Date of Report: Date of earliest event reported)

Realgold International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21909	86-0779928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

69-2, Jalan Taman Melaka Raya 25,
Taman Melaka Raya, 75000 Melaka, Malaysia.

 (Address of principal executive office)

Registrant's telephone number, including area code: +6 06-281 4534

Copy of Communications To:

Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Tel: 212-219-7783
Fax: 212-219-3604
(Name, Address and Telephone Number of Person
Authorized to Receive Notice and Communications on Behalf of Registrant)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2011, Realgold International, Inc (“Company”) entered a Regulation S Stock Purchase Agreement (“Agreement”) with a group of 64 non-US individual purchasers (“Purchasers”). Under the Agreement, Company will issue a total of 6,000,000 shares of common stock to Purchasers for a total price of $ 600,000 ($ 0.10 per share).

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 1.01 of this current report, on December 16, 2011, Company entered a Regulation S Stock Purchase Agreement (“Agreement”) with a group of 64 non-US individual purchasers (“Purchasers”). Under the Agreement, Company will issue a total of 6,000,000 shares of common stock to Purchasers for a total price of $ 600,000 ($ 0.10 per share).  The issuance of the 6,000,000 shares is pursuant to the exemption provided by Regulation S. None of the Purchasers is a US person and the transactions underlying the Agreement are carried out outside US.  Purchasers also appoint Mr.  Lin Ting Thomas as their representative to enter and execute the Agreement.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
10.1	Regulation S Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Realgold International, Inc.

Formerly “Piranha Ventures, Inc.”

By: /s/ Tan Lung Lai

Tan Lung Lai

CEO, CFO

Date:  December 20, 2011

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